UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 11, 2004

PRUDENTIAL-BACHE/WATSON

& TAYLOR, LTD.-2

(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction of Incorporation or Organization)	0-13518 (Commission File Number)	75-1933081 (I.R.S. Employer Identification No.)

One New York Plaza, 13th Floor New York, N.Y. (Address of Principal Executive Offices)	10292-0128 (Zip Code)

(212) 778-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Item 4.	Changes In Registrant’s Certifying Accountant.

(a) Ernst & Young LLP resigned as auditors of the Company effective May 5, 2004.

The reports of Ernst & Young LLP on the Company’s financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. However, an emphasis paragraph is presented to reflect the fact that the Company adopted the liquidation basis of accounting on October 1, 1996.

In connection with the audits of the Company’s financial statements for each of the two years ended December 31, 2003, and for the period of January 1, 2004 to May 5, 2004, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated May 11, 2004 is filed as Exhibit 1 to this Form 8-K.

(b) The Company has commenced the process of retaining new independent auditors. That process is not yet complete.

2

ITEM. 7

EXHIBIT

1. Letter from Ernst & Young addressed to the Commission dated May 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRUDENTIAL-BACHE/WATSON &TAYLOR, LTD.-2

(Registrant)

Date: May 11, 2004	/s/ Brian J. Martin
Brian J. Martin Chairman of the Board of Directors and Chief Executive Officer of the managing general partner (Principal Executive Officer)

Date: May 11, 2004	/s/ William C. Yip
William C. Yip Chief Financial Officer, Vice President and Director of the managing general partner (Principal Financial Officer and Accounting Officer)